Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of Gold Stone Technical Inc. of our report dated Dec 30, 2025, relating to the consolidated financial statements of Gold Stone Technical Inc. and Subsidiaries as of and for the years ended March 31, 2025 and 2024, which appears in this registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Edward Associate CPA PLLC

Syosset, New York

June 26, 2026